                                                                   Debtor's Copy
                                                                   -------------
[LOGO OF THE ASSOCIATED
GENERAL CONTRACTORS        CONVEYOR SALES COMPANY
OF AMERICA APPEARS HERE]     425 S. 48TH STREET
                           Phoenix, Arizona 85034
                     Phone: 602-273-1455 Fax: 602-273-1457



               CONDITIONAL SALES CONTRACT AND SECURITY AGREEMENT
This Conditional Sales Contract and Security Agreement is made this 18th day of December, 1996 between MEADOW VALLEY CONTRACTORS, INC. hereafter referred to as "Debtor" and Conveyor Sales Company, an Arizona Corporation, hereafter referred to as "Seller". Debtor hereby grants to Seller a security interest in the personal property described in Exhibit "A" hereto, together with all attachments replacements, substitutions, additions, and proceeds.

For Mailing, Billing, and Notice Purposes, the following Addresses, Phone Numbers and Facsimile Numbers shall be used:
For Debtor:                                       For Seller:
            Meadow Valley Contractors, Inc.       Conveyor Sales Company
            4411 South 40th Street., Suite D-11   425 S. 48th Street
            Phoenix, AZ 85040                     Phoenix, Arizona 85034
Attention:_____________________________________   Attention:  Paul C. Helmick
Phone:_________________________________________   Phone:  602-273-1455
Fax:___________________________________________   Fax:  602-273-1457

Seller has sold the personal property described in Exhibit "A" to this Agreement to Debtor. The personal property described in Exhibit "A" shall at all times remain personal property and shall be located at Moapa, Nevada during the term of this Agreement. The personal property described in Exhibit "A" shall be hereafter referred to as "Equipment".

The Equipment is to be used for only business, commercial or farming use.

The agreed total purchase price to be paid for the Equipment exclusive of interest is $33,180.00.

Debtor has made a down payment of $ZERO.

The agreed balance owed by Debtor after application of the down payment is $33,180.00.

The balance owed by Debtor shall be paid for a maximum period of 36 months as follows:

1. Interest Rate: Monthly payments of $921.67 or more per month plus monthly interest based on a 360 day year at the rate equal to 10.0%.

In the event that Norwest Bank Arizona ceases to publish its "Prime Lending Rate" a comparable reference rate of interest shall apply during the term of this Agreement.

Seller shall notify Debtor in writing of the interest rate which shall apply to a particular month's payment. The interest rate for the first monthly payment shall be at 10.0% per annum.

2. Due Date of Payments: Monthly payments shall be due and payable at the office of Seller on or before the 18th day of each calendar month which date shall hereafter be referred to as the "due date". The first monthly payment under this Agreement shall be due on January 18, 1997.

3. Delinquent Payments: In the event that Seller receives a payment 5 days after its due date, there shall be added a late charge of 5% of the monthly payment amount due.

In the event that a payment remains delinquent 15 days after its due date, the interest rate due from Debtor shall be increased from the amount specified in paragraph 1 by 5% or the interest rate shall be increased to the maximum rate allowed by Arizona State law for business or commercial loans, whichever rate is greater.

Example: The interest rate specified in paragraph 1 is 9% per annum. A monthly payment remains delinquent 15 days after its due date. In such event, the interest rate would be increased to 14% per annum. In the event that the interest rate permitted under Arizona State Law for business or commercial loans was 18% per annum, the interest rate would be increased to 18%.

In the event that the interest rate permitted under Arizona State Law for business or commercial loans was 12% per annum, then the interest rate would be increased to 14% per annum.

4. Disputes: Should any dispute arise between Seller and Debtor, the parties agree to negotiate such dispute in good faith. If the parties are unable to so resolve such dispute, the dispute shall be submitted to binding arbitration.

The arbitration shall be conducted in Phoenix, Arizona under the rules and procedures of the American Arbitration Association as soon as is practicable after notice to arbitrate has been given in writing from one party to the other.

The decision of the arbitrator shall be dispositive of the dispute and shall be binding on the parties. The arbitrator's award against the non-prevailing party shall include an award of any attorney's fees and costs incurred in preparation for and completion of such arbitration.

The decision of the arbitrator may be registered as a judgment against the non-prevailing party in the county and state of domicile of the non-prevailing party.

5. Title to Remain In Seller: No title to the Equipment shall pass to the Debtor except as provided in this paragraph. Seller reserves a purchase money security interest in the Equipment until all sums due under this Contract are fully paid in cash and until all of the terms and conditions of this Contract are fully performed by Debtor.

Upon the full performance of all of the terms and conditions of this Contract, title to the Equipment shall pass to Debtor.

6. Condition of Equipment: Debtor agrees that Debtor has inspected the Equipment and has approved the condition of such Equipment "AS IS" and "WHERE IS".

Debtor acknowledges and agrees that Seller has made no representations of any kind or sort regarding the condition of the Equipment, its merchantability, its fitness for a particular purpose, nor its fitness for Debtor's Use.

7. Liability of Debtor: Debtor's liability under this Contract shall not be reduced, diminished, or affected by any of the following:
     a.  Loss, Injury, or Destruction of the Equipment.
     b.  Transfer, Renewal, Extension, or Assignment of this Contract.
     c. Any defects either actual or alleged in the Equipment including its lack of merchantability, its fitness for a particular purpose, or its fitness for Debtor's Use.

8. Assignment of Contract By Seller: Seller may assign this Contract. Upon assignment, Seller's assignee shall have all of the rights of Seller in and to this Contract.

Debtor shall not transfer any interest in this Contract nor in the Equipment without the written consent of Seller or Seller's assignee. Debtor shall not place the Equipment for hire or allow use of such Equipment by third parties without the written consent of Seller or Seller's assignee.

9. Insurance: The Debtor shall keep the Equipment insured for liability and against loss of any kind for the full insurable value of such Equipment. The insurance shall be placed with an insurance company acceptable to Seller. Such policy shall have a loss payable to the seller and the Debtor as their interests may appear. Debtor hereby assigns to Seller any interest Debtor may have to any insurance proceeds. Debtor hereby authorizes Seller to make any settlement or compromise with such insurance carrier.

10. Obligations of Debtor under this Contract: Debtor agrees that Debtor has the following obligations under this Contract:
     a.  To make all payments called for in this Contract in a timely manner.
     b. To keep the Equipment free from all liens, taxes, encumbrances, attachments, levies or legal process.
     c. To keep the Equipment insured in conformance with the provisions of paragraph 9 herein.
     d. To provide proof to Seller in form satisfactory to Seller, and at such times as Seller shall require, that Debtor has paid all taxes and insurance premiums as they become due.
     e. To keep the Equipment in good working order and repair and to preserve the condition of such Equipment at all times during the term of this Contract.

     f.To use the Equipment for only legal purposes and to operate such Equipment in conformance with all rules, regulations, and operating standards issued by any governmental entities having authority over the operation of such Equipment.
     g.To obtain the written permission of Seller or Seller's assignee before moving or relocating the Equipment from the agreed location of the Equipment shown on page 1 of this Contract.

11.Default: The following events shall constitute a default under the terms of this Contract:
     a.Debtor fails to fulfill any of its obligations under the terms of this Contract.
     b.Debtor becomes insolvent.
     c.Debtor files or is placed into Bankruptcy.
     d.Debtor makes a general assignment for the benefit of creditors or a Receiver is appointed for Debtor.
     e.Debtor makes a material misrepresentation to Seller about its financial condition, the operation, condition, or maintenance of the Equipment. f.Debtor takes such actions or omits such actions so as to give reasonable cause to Seller to believe that the Equipment is in danger of misuse, removal, concealment, or confiscation.

12.Rights of Seller Upon Default: In the event of default by Debtor, Seller or Seller's assignee shall have all of the rights of a secured party of an unpaid Seller of goods under the Uniform Commercial Code of Arizona and other applicable Arizona state laws.

Such rights shall include the right of Seller to require Debtor to assemble the Equipment and make it available to Seller at a place designated by Seller.

The laws of the State of Arizona shall apply to this Contract.

13.No Waiver of Default: Debtor agrees that time is of the essence for this Contract.

The following shall not be deemed to be a waiver of any of Seller's rights under this Contract nor shall the following be deemed to be a waiver of Seller's right to strictly enforce the terms of this Contract:
     a.The acceptance by Seller or Seller's assignee, after default by Debtor,of any payment.
     b.The acceptance by Seller or Seller's assignee, after default by Debtor,of any other performance by Debtor.
     c.The failure of Seller or Seller's assignee to promptly enforce the terms of this Contract.

This Contract cannot be modified except by a written modification signed by both Seller and Debtor. This Contract cannot be modified by the course of conduct or dealings between Seller and Debtor.

EXHIBIT "A" TO CONDITIONAL SALES CONTRACT AND SECURITY AGREEMENT

BETWEEN CONVEYOR SALES COMPANY                                         as SELLER
        ---------------------------------------------------------------

AND   Meadow Valley Contractors, Inc.
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                                                                       as DEBTOR
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    Description of Personal Property ("Equipment") being sold and in which a
    Security Interest is Granted:

  1.  36" x 60" Channel Conveyor (9-36-7511AA) w/Marathon 20hp motor (9M20M-370)
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      & Leroy Somer 215 Reducer (19153040/001), valued @ 12,500.00. Less 10%
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  2.  30" x 84" Lattice Conveyor (9-30-7284AA), w/Westinghouse 20hp motor
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      (9M20W-321) & Leroy Somer 215 Reducer (794313/023)w/Carrier (9-2496AA),
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      valued @ $23,700.00 Less 10% Freight = $600.00
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CONVEYOR SALES COMPANY                         MEADOW VALLEY CONTRACTORS, INC.
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BY: [SIGNATURE APPEARS HERE]   (President)     BY: /s/ Kenneth D. Nelson
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          (Seller)                                       (Debtor)

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